Exhibit 5.1

August 6, 2013

Affiliated Managers Group, Inc.

600 Hale Street

Prides Crossing, Massachusetts 01965

Re:  Registration of Securities by Affiliated Managers Group, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in connection with the registration statement on Form S-3 (the “Registration Statement”), filed by Affiliated Managers Group, Inc. (the “Company”) and AMG Capital Trust III (the “Trust”), on the date hereof, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of:

(i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”);

(ii) one or more series of debt securities of the Company (the “Debt Securities”), which Debt Securities may include senior debt securities or subordinated debt securities issued under an indenture, including any supplemental indenture related thereto, and may be convertible into or exchangeable for shares of the Common Stock and junior subordinated debt securities issued in connection with the offering by the Trust of Trust Preferred Securities (as defined below), certain payments in respect of which will be guaranteed by the Company (the “Guarantees”);

(iii) warrants representing the right to receive or the obligation to sell, upon exercise, a number of shares of Common Stock (the “Common Stock Warrants”);

(iv) shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”);

(v) depositary shares representing fractional interests in Preferred Stock of a particular series (the “Depositary Shares”);

(vi) stock purchase contracts (the “Stock Purchase Contracts”) to purchase Common Stock, Preferred Stock, or Depositary Shares; and

(vii) stock purchase units (the “Stock Purchase Units”), each representing ownership of a Stock Purchase Contract and any combination of Debt Securities, debt obligations of third parties, including U.S. Treasury securities or Trust Preferred Securities (as defined below), securing a holder’s obligation to purchase Common Stock, Preferred Stock or Depositary Shares under a Stock Purchase Contract.

The Registration Statement also relates to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of preferred securities of the Trust representing beneficial ownership interests in the Trust (the “Trust Preferred Securities”).  The Common Stock, the Debt Securities, the Common Stock Warrants, the Preferred Stock, the Depositary Shares, the Stock Purchase Contracts, the Stock Purchase Units, the Trust Preferred Securities and the Guarantees are referred to herein collectively as the “Securities.”

In connection with this opinion letter, we have examined such certificates, documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Company, public officials and other appropriate persons.

The opinions expressed below are limited to the laws of the State of New York and the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1.                                      When (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.  The Common Stock covered in the opinion in this paragraph includes any shares of Common Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

2.                                      When (i) the terms of any Debt Securities and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Debt Securities have been duly executed, authenticated and delivered against payment of the purchase price therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, as contemplated by the Registration Statement, and in the manner provided for in the applicable indenture against payment of the purchase price therefore, the Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.  The Debt Securities covered in the opinion in this paragraph include any Debt Securities that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

3.                                      When (i) the terms of any Common Stock Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Common Stock Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Common Stock Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

4.                                      When (i) the terms of any Preferred Stock of a particular series and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) a certificate of designations with respect to such series of Preferred Stock has been duly adopted by the Company and filed with the Secretary of State of the State of Delaware, and (iii) such shares of Preferred Stock have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.  The Preferred Stock covered in the opinion in this paragraph includes any shares of Preferred Stock that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

5.                                      When (i) the terms of any Depositary Shares and their issuance and sale have been duly authorized by all necessary corporate action of the Company, (ii) the shares of Preferred Stock relating to such Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 4 above and have been deposited with the Depositary under the applicable Deposit Agreement, and (iii) the depositary receipts evidencing such Depositary Shares have been duly executed, countersigned and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement and the related depositary agreement, the depositary receipts evidencing such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related depositary agreement.  The Depositary Shares covered in the opinion in this paragraph include any Depositary Shares of the Company that may be issued upon exercise, conversion or exchange pursuant to the terms of any other Securities.

6.                                      When the issuance and terms of any Stock Purchase Contracts or Stock Purchase Units and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (ii) such Stock Purchase Contracts or Stock Purchase Units have been duly executed and delivered in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, such Stock Purchase Contracts and Stock Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

7.                                      When (i) the issuance and terms of any Guarantee have been duly authorized by all necessary corporate action of the Company and (ii) such Guarantee has been duly executed and delivered in accordance with the applicable guarantee agreement, in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Agreement, such Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become effective under the Securities Act, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such prospectus supplement; (ii) a definitive purchase, underwriting, or similar agreement, and any applicable indenture (including any supplemental indenture), warrant, depositary or guarantee agreement, pursuant to which such Securities may be issued, will have been duly authorized, executed and delivered by the Company and the other parties thereto, and the specific terms of such Securities have been duly established in conformity with the applicable agreement and the certificate of incorporation and bylaws of the Company (if applicable); (iii) at the time of the issuance of any Securities, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the respective number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; and (v) all the foregoing actions to be taken by the Company are taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

Our opinions set forth above are subject to (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity and (c) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.  Our opinions are also subject to the qualification that the enforceability of provisions in the Indenture providing for indemnification or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on public policy or statutory grounds.  In addition, we express no opinion with respect to the enforceability of (i) any fraudulent transfer savings clause or similar provision of any Guarantee which purports to limit the obligations of the guarantor thereunder or the effect of the unenforceability of such provision on the enforceability of such Guarantee, (ii) rights to receive prepayment premiums or the unaccrued portion of original issue discount upon acceleration of any Debt Securities, in each case to the extent determined to be unreasonable or to constitute unmatured interest or judgment currency provisions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption “Validity of Securities.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP